Exhibit 10.30

(English Translation)

EMPLOYMENT AGREEMENT

The first Party (Employer)
The name of the company: Oumei Real Estate Development Co., Ltd.
Address: Floor 12A, Shandong Motorway Building, Laoshan District, Qingdao
Legal representative: Weiqing Zhang

The second Party (Employee)
Name: Zhongbo Zhou                                        Sex: M                                                  Date of Birth: April 28, 1975
Level of Education: Associate Degree            Contacts:                89283333
Place of Domicile: 214 Qingdao Road, Tonghe, Pingdu, Shandong Province
Current address:   Qingdao, Shandong
I.D. Number:          379014197504285612
Other available certificate:                                 Certificate number:
Security Number:

According to “Law of the PRC on Employment Contracts” and other relational laws, rules and other regulations, on the basis of legality, equity and honesty, the both parties signed the contract under the equality, volunteering and unanimity through consultation, and obey the rules which are listed in the contract.

First: Labor Contract Terms

The both parties agreed the labor contract terms on the way of: A

A1The labor contract with valid date starts from August 1, 2007 until August 1, 2012 and the internship time starts from August 1, 2007 until November 1, 2007.

B. The labor contract without valid date starts from ____________ until ____________ and the internship time starts from ____________ until ____________.

C. The valid date of labor contract is based on the date that the main job _________________________________ is finished.

Second: Job Content and Work Place

I. According to the first party’s request and through consultation, the second party works as Vice General Manager of Engineering. The first party could change the second party’s position according to demand or check results of the second party’s performance under the basis of the laws or upon consultation with the second party, made in the principles of reasonableness and honesty.

II. The content and requirements of the job which the first party arranged the second party to do must obey the work condition which is provided by the nation or the rules which are required by the first party according to laws. The second party should fulfill the work obligation according to the job content and requirements which are arranged by the first party.

III. The place where the both parties perform the contract Qingdao City, Shandong Province

Third: Work Time and Vocation

I. The both parties agreed to perform A of the following items. The work time of second party should never be more than 40 hours every week, and it must be guaranteed by the first party that there is one day off at least for the second party.

A. The work time which is carried out by the first party is 8 hours everyday. The detail of the work time is arranged by the first party as follows: there should be five days for working one week and two days off.

B. The work time which is carried out by the first party is in turn. The second party is arranged to work for times _________ a week in turn. And the work time is _________ hours once.

II. The ________________ position which is arranged by the first party to the second party should be approved to belong to irregular time job. Both parties should perform the rules of irregular time job by laws.

III. The _______________ position which is arranged by the first party to the second party should be approved to belong to integrated time job. Both parties should perform the rules of integrated time job by laws.

IV. The first party should obey the legal work time strictly, control the overtime work, and ensure the second party`s rest and physical and mental health. If there is some essential overtime work which is arranged to the second party, the first party should come to an agreement with the labor union and the second party through consultation and impart some other holiday instead or pay for the overtime work.

V. The first party should be approved to arrange the paid vocation every year for the second party. And the detailed dates of vocation should be made by both parties through consultation.

Fourth: Work Salary

The first party pays for the second party once at least in currency format and should not cut down or delay the salary of the second party without reason. If the second party works as usual in the legal work time or in the work time that is promised in the legal labor contract, the salary which the first party pays the second party should not below the local standard.

I. The first party promises to pay at the 10th day every month.

II. The salary of the second party in the internship time is RMB 6,400 every month.

III. The both parties come to agreement through consultation to perform A of the following items.

A. The salary of the second party should be ensured as the inside providing way of the salary which is established by the first party under the laws and regulations. On the basis of the second party’s position, the salary should be guaranteed as RMB 8,000 per month.

B. The first party carried out the inside assign method of basic salary and effective salary combined. The basic salary of the second party is ________________, and it is changed according to the inside assign method. The effective salary is changed according to the work achievement, labor production and actual contribution.

C. The first party pays the second party on the basis of the number of product. The labor quantity which the first party demands the second party to finish ought to be how much more than 90% workers in the same position are able to finish in legal working time. If the second party has finished the quantity which is required by the first party in legal working time, according to the achievement of the second party, on the basis of the quantity and price which have been promised by the first party, the first party should pay the salary enough to the second party on time.

D. Other ways __________________________________________________________________________________

IV. Considering the benefit of the company, the guidelines of the salary which is published by local government, the guidance of the salary or the regulations of the company salary contract, the first party ought to increase the salary of the second party yearly in reason.

V. The overtime work salary of the second party should not be lower than the salary standard which is written in the third section of this item.

VI. The second party should get salary legally in the holiday (e.g.: marriage holiday, funeral holiday, new year holiday and so on).

VII. The first party should pay or store up the housing fund under the relational regulations of nation or location.

Fifth: Social Security

I. The both parties should pay for the social security on time legally and the part which should be paid by the second party should be taken out from the salary of the second parties and handed in by the first party.

II. The first party should pay for social securities legally, and public the payment for the social securities to the workers and accept the intendance of workers.

III. If the second party gets hurt or occupational diseases, the first party should take charge to cure or supply the possibility help in time. And the first party should come up with the application of the work injury to labor security administrative department, make a identification of the work ability of the second party legally, and perform the essential obligations which the second party should enjoy the rights of the work injury security.

Sixth: Working Protection, Working Conditions and Job Injury Protection

I. If the position has the possibility to present the occupational diseases, the first party has the right to tell the second party and carry out the education of safety and health to the second party to avoid the injuries and death and reduce damage.

II. The first party must provide the second safe and healthy working condition and essential protective equipment. If there is the possibility to get in touch with the job diseases in the work of the second party, the first party should take the physical check-up regularly for the second party, and do it while the second party is about to leave the position.

III. If there is possibility to get job injury in the position of the second party, under the first party’s intendance, the second party should take the following protective actions:________________. The second party should obey the safety operation regulations strictly during working. The second party owns the right to refuse the deregulation direct or force to process dangerous work from the administrators of the first party.

IV. The first party should provide the protection to the second party under the national regulations of the special protection to the female and underage workers.

V. If the second party gets sicken or hurt which is independent of the work, the first party should perform as the national regulations about the medical period.

Seventh: Both Parties Make an Agreement Through Consultation About the Following Items: D and E

A. As the position of the second party concerns about something confidential of the first party’s business secret and intellectual property rights, the first party may consult with the second party legally about keeping the business secret and limit of competition in advance, and signs the agreement as the accessories of this contract.

B. If the first party pays for the training to the second party and requires the second party perform service period, the first party should ask for the second party`s attitude, and signs the agreement, public the rights and obligations of both parties. And the agreement is the accessories of this contract.

C. The first party agrees to transact the supplementary endowment insurance and supplementary hospitalization insurance for the second party. The detailed content is

_________________________________________________________________________________

D. The first party should perform the relational regulations about the welfare legally, and agrees to supply the following welfare to the second party: Transportation, Communication, Seniority, Dinning; Bonus for Major Public Holidays

E. The other items that the both parties need to perform: The second party shall comply with the terms set forth in the Company Employee Handbook

Eighth: Labor Disputes Solutions

I. Where a labor dispute between the parties takes place during the performance of the contract, the both parties may seek for a settlement through consultation. If either party refuses or disagrees with the settlement through consultation, the party may apply to the labor dispute mediation committee for mediation. If the mediation fails, the party may apply to the labor arbitration committee for arbitration. And both parties may also directly apply to the labor dispute arbitration committee for arbitration. The party who apply for arbitration may come up with the written application to the labor dispute arbitration committee within legal time starting from the date of the occurrence of a labor dispute. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people's court within 15 days of the date of receiving the ruling of arbitration.

II. If the first party disobeys the laws and regulations of labor security, the second party has the right to complain to the labor security administrative department or other relational department.

Ninth: Other Items

I. The second party should inform the first party in time while the native place, current address and contacts of the second party has changed.

II. The items that are not written in this contract should be performed as the relational regulations of the state, provinces and cities. If there are no regulations, the both parties make the settlement through consultation.

III. The contract should not be altered

IV. If the contract is needed to be written in both English and Chinese and they are different, the Chinese one shall prevail.

V. This contract is executed in 2 original. Each of the party shall hold 1 copy.

VI. The accessories of this contract including: _________________________________

The first party
Signature of legal representative:
/s/ Weiqing Zhang

Date: August 25, 2007

The second party
Signature of the second party
/s/ Zhongbo Zhou

Date: August 25, 2007